Ex 10.16

Agreement

This Agreement (the “Agreement”) is dated 3rd October, 2008

BETWEEN

Treco International S. A. (“Treco”) whose registered office is at Bahnhofstrasse 14, 8022 Zurich, Switzerland; and

xG Technology , Inc. whose registered office is at 240 South Pineapple Avenue, Suite 701, Sarasota, FL 34236, United States of America (“xG”)

(each a “Party”, together the “Parties”).

WHEREAS:

Treco wishes:

1.	To purchase a certain number of turnkey base stations and switching centers from xG along with any other necessary equipment (the “Base Stations”).

2.	To deploy the Base Stations in certain territories throughout the United States and rent such Base Stations to operators. The Base Stations will utilize xG’s proprietary and patented Flash Signal technology, which has been developed further for delivering mobile VoIP communications.

3.	To become xG’s exclusive Base Station partner in the United States.

xG wishes:

1.	To secure a viable partner for deploying the Base Stations that utilizes its Technology within the United States.

2.	To retain ownership and rights to its proprietary and patented technology.

3.	To enter a long term exclusive relationship with Treco subject to mutually agreeable terms.

The Parties recognize the mutual benefit of a long term Infrastructure Agreement and are therefore now entering this Agreement to agree on all substantive terms and conditions for such Infrastructure Agreement.

NOW IT IS HEREBY AGREED as follows:

Substantive Terms

This Agreement contains all of the substantive terms agreed by the Parties to clarify all fundamental principles for long term co-operation and it will be superceded by a more detailed long term Infrastructure Agreement which will be signed by both parties on or before 17th October 2008 and which will in no way contradict the conditions in this Agreement or the intentions of the Parties.

Purchase of Base Stations

Treco has submitted a sales order (Schedule A) for 1,000 Base Stations to xG on September 22, 2008. It was agreed that xG will deliver 400 Base Stations by December 31, 2008 with the balance to be delivered in early 2009. It is understood that the timely delivery of such 400 Base Stations may be impacted by some of the other obligations in this Agreement such as the limitations on ordering. Accordingly, this will be subject to mutual agreement regarding ordering lead times and on a best efforts basis by xG to hit the December 31st timeline. Should it not, the timeline will simply extend into early 2009.

Treco was also granted an option to purchase an additional 4,000 Base Stations and agreed to provide a 20% down payment for the first 400 Base Stations (a total of $6,000,000) no later than September 29, 2008 which xG has now received in full. The agreed fixed price for the first 5,000 Base Stations was agreed at $75,000.

Option to purchase Base Stations over 5,000 (“Additional Base Stations”)

xG agrees to grant a further option to Treco to purchase the number of Additional Base Stations as necessary to enable Treco to provide a full network coverage for the entire United States. The price of Additional Base Stations purchased will be at market price and subject to mutual agreement. This will be subject to further agreement in the more definitive agreement as to appropriate milestones including timelines, quantities etc.

Down payments

The down payments for the first 400 Base Stations referred to in the sales order dated 22 September 2008 is agreed at $15,000 per Base Station which constitutes 20% of the agreed fixed price of $75,000 for each Base Station.

The down payments for any Base Stations delivered after the first 400 are to be based on 110% of xG’s external third party costs for the manufacture and delivery of the Base Stations.

For the first 5,000 Base Stations, xG agrees not to use any down payment received from Treco for any purpose other than to pay all external third party costs for the manufacture and delivery of the Base Stations ordered by Treco.

Balancing Payments

The balance owed after down payments will be equal to 6% of the total purchase price each quarter (90 days) until the balance is paid in full.

Additional costs

All additional costs, including but not limited to, provisioning lines, rental of Base Station location antenna location and local store fronts and local marketing and distribution shall be borne by the operator. xG will be responsible for the administration/mapping of the operators installation of the base stations and all cost of installation shall be borne by the operator.

Conditions of placing an order for Base Stations

Prior to placing an order with the manufacturers (and/or suppliers of parts) of the Base Stations, the Base Stations must fulfil all technical specifications and have received the final FCC approval and both parties must agree on the location and concentration of the Base Stations with the initial ambition for the first networks to be deployed in the Fort Lauderdale/Miami area. It is understood by the Parties that it may be necessary to order some parts and manufacturing for the market in the Ft. Lauderdale/Miami (the “Show Place”) area prior to FCC approval in order to achieve mutually desired timelines; but any such decision will be subject to mutual agreement. It is Treco’s intention to sponsor this site as both Parties Show Case, the costs of which must be discussed and agreed.

Division of Revenue

xG shall pay to Treco 30% of all revenues, market fees or any other remuneration which are received by xG further to the provision of xG’s proprietary and patented technology through the Base Stations within the United States, both in relation to existing and future applications save that Treco agrees that xG will retain $15 from the monthly fee of $21 received from each TX60 customer and will pay the remaining $6 in each case to Treco which accepts that this constitutes less than 30% of the revenue.

Positive Cashflow

Treco agrees that the intent of the financial outcome of this Agreement will ensure xG financial security going forward in terms of positive cashflow. And the Parties agree to mutually agree on that determination.

Rights to the Technology

xG acknowledges that Treco is dependent upon the use of xG’s proprietary and patented technology and that Treco would cease to be a viable commercial entity without full access to such technology. Therefore xG agrees to grant Treco a full perpetual exclusive license to use all of xG’s proprietary and patented technology required for Treco to fully utilize the Base Stations and agrees that the license is irrevocable save in the event of a breach of the agreed terms by Treco. Likewise, Treco acknowledges that xG is dependent upon Treco as the owner of the Base Stations and agrees that such protections will be in place for xG.

In the event that there is a change of control of xG, or xG transfers any rights to such technology without mutual agreement, or xG breaches any agreed terms and such breaches are not cured within a mutually agreeable time period, the perpetual license shall persist royalty free. Likewise, similar protections will be afforded xG.

Operator Default

Should operators be in default or breach of their contract with Treco, xG agrees that Treco can hold back any payments due to xG related to that market until a mutually agreeable resolution has been made.

Duration

Either party is only permitted to terminate this Agreement in the event of a breach of the terms by the other party.

Jurisdiction

This Agreement shall be exclusively governed and construed in accordance with the laws of the United States, without regard to its conflict of laws principles, and be subject to the exclusive jurisdiction of the courts of Tampa, Florida.

AS WITNESS the Parties have entered into this Agreement on the date first above written.

SIGNED by:		SIGNED by:
TRECO International S.A		xG TECHNOLOGY INC.

(Signature)	/s/ Thomas Edlund	(Signature)	/s/ Richard L Mooers.
(Print Name)	Thomas Edlund	(Print Name)	Richard L. Mooers
(Date)	29 Sep 2008	(Date)	3 October 2008

POWER OF ATTORNEY

KNOW ALL MEN by these presents that Treco International SA, with representative office at Banhofstrasse 14, CH-8022 Zurich, Switzerland (hereinafter called “the Company”) hereby grants a Power of Attorney to

Mr. Karl Thomas Anders Edlund, Attorney at Law, holder of Swedish passport number 34378429, of Advokatfirman Nordia, Stockholm, Sweden to act for and in the name of and on behalf of the Company to do or execute all or any of the acts or things hereinafter mentioned and that is to say:

•	To enter into a sale and purchase agreement with xG Technologies, Inc. regarding a maximum of 1,000 base stations.

•	Generally to act as agent for the Company and to execute and perform on behalf of the Company all lawful and reasonable acts in connection with the above mentioned acquisitions of assets.

For the avoidance of doubt the Company hereby ratifies and confirms and agrees to ratify and confirm whatsoever the Attorney shall do or purport to do by virtue of this Power of Attorney.

This Power of Attorney shall be effective from 22 September 2008 and shall expire on the 31 December 2008.

SIGNED for and on behalf of	)
TRECO INTERNATIONAL SA	)
By Allied Finance Trust AG – Director	)	/s/ Unknown	/s/Unknown
		Authorised Signatory	Authorised Signatory

Bill and Hold Instructions

Please continue to hold (do not ship) all finished goods previously purchased (as identified in Exhibit A) until June 30, 2010 unless otherwise requested by us. For these goods held by xG Technology, Inc., per this request, it is understood and agreed that title and ownership (along with associated risks and rewards) continue to be with Treco International, S.A. and are not with xG Technology, Inc..

Thank you.

/s/ Ceinwen Lloyd
Name:	Ceinwen Lloyd
Title:	CEO
Company:	Treco International, S.A.

EXHIBIT A

Product	Description		Quantity
X25CA21R1	BSN250	Digital	6
X25CA11R1	BSN250	RF	145
X25CA41R1	BSN250	SU1	145
X25CA42R1	BSN250	SU2	145
X25CA43R1	BSN250	SU3	145
X25CA31R1	BSN250	PS	145
1711000001	XMSC	XMSC	6
1311100002	BSN200	Three Sectors	327

Amendment

This Amendment (the “Amendment’) is dated March 2, 2010 between xG Technology, Inc. (“xG”) and Treco International S.A (“Treco” and, together with xG, the “Parties”).

We refer to the agreement dated 3rd October, 2008 (the “Infrastructure Agreement”) in which the Parties agreed on all substantive terms and conditions for an Infrastructure Agreement between them. Terms defined in the Infrastructure Agreement shall have the same meaning herein unless the context otherwise requires.

There have been changes in circumstances of the Parties since the date of the Infrastructure Agreement and the Parties wish to make certain amendments to the Infrastructure Agreement that take into account such circumstances in order to reflect the current situation and intention of the Parties. We, therefore, write to confirm our mutual agreement to make certain amendments to the Infrastructure Agreement as follows:

1. On March 31, 2009, xG received approval from the FCC for the Base Stations and fulfilled all their technical requirements. The FCC identification number is VEYXMAXBSN25.

2. Treco and xG agree that Balancing Payments to xG begin when operators for the markets enter into lease agreements with Treco (current balance is approx. $22.5m). In the event operators have not entered into lease agreements with Treco by December 31, 2010, Treco will begin making Balancing Payments to xG 30 days thereafter.

3. Switching centers shall have a price of $500,000 each which reflects current competitive market pricing. Turnkey base stations remain priced at $75,000 each. The lease payment to Treco for the switching centers will be $10,000 per month. No payment including cost will be due to xG until payments are received from the lessees.

All other terms and conditions of the Infrastructure Agreement remain the same. This Amendment, together with the Infrastructure Agreement, shall constitute the more detailed long term Infrastructure Agreement referenced in the “Substantive Terms” section in the Infrastructure Agreement.

This Amendment and the Infrastructure Agreement shall be governed and construed in accordance with the laws of the United States, without regard to its conflict of laws principles, and be subject to the jurisdiction of the courts of Tampa, Florida.

Please confirm your agreement to the above provisions by signing and returning the enclosed copy of this letter.

We hereby confirm our agreement to the terms set out above.

By:	By:

/s/ Richard L. Mooers	/s/ Ceinwen Lloyd
Richard L. Mooers	Ceinwen Lloyd
xG Technology, Inc.	Treco International S.A
Chairman and Chief Executive Officer	Chief Executive Officer

AGREEMENT

Pertaining to the Amendment (the “Amendment”) signed of even date herewith (March 3, 2010) between Treco International S.A. (“Treco”) and xG Technology, Inc. (“xG”) and further relating to the agreement dated 3rd October, 2008 (the “Infrastructure Agreement”), xG Technology hereby agrees as follows:

The intent of both parties in the Amendment is that operators will be secured prior to the date at which Treco would otherwise be obligated to pay the Balancing Payments. Should the operators referred to in said Amendment section #2 not be secured prior to that date, then xG hereby gives Treco the option to request that we discuss why an operator has not been secured and discuss then present plans for the business. Payments do not need to commence until Treco is satisfied in their sole discretion.

With the intent to be legally bound:

/s/ Richard L. Mooers

RICHARD L. MOOERS, Chairman and CEO

xG Technology, Inc.

CONFIDENTIAL SETTLEMENT STIPULATION AND RELEASE

This Confidential Settlement Stipulation and Release (“Stipulation”) is made and entered into as of April 5, 2011 (the “Settlement Date”), by and among xG TECHNOLOGY, INC. whose address is at 240 South Pineapple Avenue, Suite 701, Sarasota, FL 34236 (“xG”) and TRECO INTERNATIONAL, S.A. whose registered office is at Bahnhofstrasse 14, 8022 Zurich, Switzerland (“Treco”) (xG and Treco shall collectively be referred to herein as the “Parties”), with reference to the following facts:

(Each of the above Parties shall include singular and plural, their past, present and future representatives, legal representatives, attorneys, permitted assigns, permitted transferees, successors, members, managing members, partners, general partners, limited partners, subsidiaries and affiliates, including, without limitation, each of their past, present and future principals, officers, directors, shareholders, employees, and predecessors wherever the context so admits or requires of either Party)

WHEREAS, Treco owns 20,771,556 shares of the total outstanding shares in xG;

WHEREAS, on or around October 3, 2008, xG and Treco entered into that certain Agreement concerning, among other things, Treco’s purchase and deployment of certain Base Stations as more particularly described in the foregoing Agreement (the “Agreement”);

WHEREAS, on or around March 2, 2010, xG and Treco entered into that certain Amendment amending certain of the provisions of the Agreement (the “First Amendment”);

WHEREAS, on or around March 3, 2010, xG and Treco entered into that certain Amendment further amending certain of the provisions of the Agreement and First Amendment (the “Second Amendment”); and

WHEREAS, the Agreement, First Amendment and Second Amendment shall collectively be referred to herein as the “Amended Agreement”).

NOW, THEREFORE, in order to amicably resolve certain outstanding disputes, and in consideration of the promises, covenants, warranties, and representations set forth herein, the Parties agree as follows:

1.          Recitals. Each of the recitals set forth above are true and correct.

2.          Termination of Amended Agreement. Effective as of the Settlement Date, the Amended Agreement shall be terminated, cancelled and of no further force and effect. Upon the foregoing termination of the Amended Agreement, any and all receivables payable by Treco to xG under the terms thereof shall be forgiven and shall no longer be due and payable. This includes, without limitation, the total sum of $23,416,564.14 that was due (whether immediately or at a future date) under the Amended Agreement as of December 31, 2010 and any and all amounts incurred thereafter through the Settlement Date.

3.           Issuance of Shares. As soon as reasonably practical but no later than 20 business days from the date hereof, xG will issue to Treco Two Million, Two Hundred and Fifty Thousand (2,250,000) shares of newly issued shares of xG common stock.

4.           Issuance of Notes. Upon the earlier to occur of (a) five business days after the MBTH Note Closing (as defined herein) and (b) five business days after 180 days from the date hereof (such 180 day period, the “End Date”), xG will issue to Treco a convertible promissory note (the “Treco Note”) in the principal amount of two million dollars ($2,000,000). In the event that the MBTH Note Closing occurs prior to the End Date, then (a) xG shall issue the Treco Note to Treco within five business days after the MBTH Note Closing (as defined herein), (b) the payment terms, maturity date and interest rate of the Treco Note shall be the same as that of the MBTH Notes (as defined herein) and (c) the Treco Note shall be convertible into shares of xG common stock at the same price per share as the MBTH Notes (as defined herein) are convertible into shares of xG common stock. In the event that the MBTH Note Closing does not occur by the End Date, then (a) xG shall issue the Treco Note to Treco within five business days of the End Date, (b) the principal amount of the Treco Note shall mature seven years from issuance, (c) the Treco note shall bear 9% simple interest, with payments of interest only semi-annually either in cash or shares of xG (at xG’s option) and (d) the Treco Note shall be convertible into shares of xG common stock at $1.00 per share. As used herein, “MBTH” means MB Technology Holdings, LLC, the “MBTH Note Closing” shall mean the closing of the forthcoming issuance by MBTH of convertible promissory notes, and the “MBTH Notes” shall mean the promissory notes issued by MBTH at the MBTH Note Closing.

5.            Confidentiality and Non-Disparagement Covenants.

(a)          Confidentiality. The Parties mutually agree to keep in strict confidence this Stipulation and any information whatsoever contained in this Stipulation (the "Confidential Information"). The Parties agree not to disclose or discuss the Confidential Information with any other person or entity.

(b)          Press Release.         Notwithstanding the foregoing, xG shall be permitted to issue a press release in form and substance that is agreeable to the Parties, the contents of which may include, among other things, the fact that the Parties have amicably settled their disputes, that the Amended Agreement has been terminated, all amounts due there under have been forgiven, any other information deemed necessary under law to be made publicly available to shareholders of xG, and setting forth the consideration provided to Treco under this Stipulation. Notwithstanding the foregoing, the press release shall include any information required by law.

(c)          Non-Disclosure Covenant. In addition to the Press Release set forth in Paragraph 6(b) above, the Confidential Information covered in Paragraph 6(a) above may only be disclosed by either Party (i) as may be necessary to disclose it to each of the Parties’ respective accountants, attorneys, advisors, indemnitors, consultants or any third parties who may now or later consider investing in, purchasing, merging with, loaning or advancing funds to the disclosing Party, or to the Internal Revenue Service; (ii) in response to any other Bank inquiry; (iii) in response to a court order or valid subpoena; or (iv) if necessary to establish a breach of this Stipulation. This Stipulation shall not be filed with a court or other legal authority unless specifically ordered or permitted by the court or other legal authority, or unless it is impossible to obtain an order sealing this Stipulation. In the event that any court or other legal authority requires or permits that this Stipulation be filed with such court or other legal authority, the Parties, shall file only the portions of this Stipulation necessary for the purpose of the proceeding and shall file such portions of the Stipulation under seal to the extent permitted by law.

(d)          Unsolicited Investigation or Inquiry. The Parties agree that if either of them receives an unsolicited inquiry from a Federal, State or industry regulatory agency, to reveal all or any part of the Confidential Information then, if permitted by law, the receiving Party shall promptly notify the other Party in writing within five (5) calendar days of its receipt of the unsolicited inquiry. The Parties expressly acknowledge that the purpose of this notice requirement is to provide adequate opportunity to oppose such unsolicited inquiry. The Parties, also agree that the failure to provide the notice specified above shall constitute a material breach of this Stipulation. However, nothing in this Paragraph 6 shall be deemed to prohibit the Parties, from cooperating with any unsolicited investigation or inquiry from a Federal, State or industry regulatory agency.

(e)          Subpoenas. The Parties, further agree that if either or any of them receives a subpoena, summons or request to reveal the Confidential Information, or which reasonably calls for the disclosure of all or any part of the Confidential Information then, if permitted by law, they shall promptly notify the other Party, of the subpoena, summons or request, in writing and provide the other Party, with a copy of the subpoena, summons or request within five (5) calendar days of their receipt of the subpoena, summons or request. The Parties, acknowledge that the purpose of this notice requirement is to provide them adequate opportunity to oppose any subpoena, summons or request of the Confidential Information. The Parties, also agree that the failure to provide the notice specified above shall constitute a material breach of this Stipulation.

(f)          Non-Disparagement. The Parties, agree not to disparage to any other person or entity each other or any of their business or businesses, business ventures, business transactions, business operations, business strategies, operational strategies, research and development, marketing, management, accounting, financing, or any other business-related activities whatsoever, or anything else about any or all of them, whether learned before, on or after the date of this Stipulation.

(g)          Enforcement. The Parties, acknowledge and agree that the provisions of this Stipulation, including this Paragraph 6, are enforceable by, among other things, injunctive relief. Specifically, and without limitation, the Parties, acknowledge and agree that in addition to constituting a material breach of this Stipulation, any breach of any of the provisions of this Paragraph 6 shall cause irreparable harm to the non-breaching Party, which irreparable harm shall be presumed, thereby entitling the non-breaching Party, , as may be applicable, to injunctive relief against the breaching Party.

6.           Release of Claims and Covenant Not to Sue.

(a)          Release of xG. Upon the full execution of this Stipulation, Treco, shall execute and deliver to xG a Release and Covenant Not to Sue in the form attached hereto as Exhibit “A.”

(b)          Release of Treco. Upon the full execution of this Stipulation, xG shall execute and deliver to Treco a Release and Covenant Not to Sue in the form attached hereto as Exhibit “B.”

7.          Choice of Law. The laws of the State of Florida shall govern the construction, enforcement and interpretation of this Stipulation, regardless of and without reference to whether any applicable conflicts of laws principles may point to the application of the laws of another jurisdiction.

8.          Venue, Jurisdiction. The Parties hereby agree that the exclusive venue and jurisdiction to resolve any and all disputes between them including, without limitation, any disputes arising out of or relating to this Stipulation, and any and all alleged underlying obligations of the Released Claims shall be in the Circuit Court of the Seventeenth Judicial Circuit in and for Broward County, Florida or the Federal District Court of the United States Southern District of Florida. The Parties consent to personal jurisdiction and venue in the Circuit Court of the Seventeenth Judicial Circuit in and for Broward County, Florida or the Federal District Court of the United States Southern District of Florida and waive any defense of forum non conveniens, lack of personal jurisdiction, or like defense.

9.          Reasonableness. The Parties stipulate and agree that the provisions contained in this Stipulation are reasonable, that no Party had overwhelming bargaining power, and that the terms of this Stipulation are not violative of any state or federal statute or policy.

10.         Enforceability. This Stipulation shall be enforced to the maximum extent permitted by law. In the event that any provision of this Stipulation is found to be unenforceable, void, or invalid, that finding shall not affect the enforceability or validity of any other provision hereof.

11.         Entire Agreement. This Stipulation embodies the entire agreement and understanding between the Parties, and supersedes any and all prior or concurrent stipulations, understandings, statements, assurances, assumptions, premises, promises, agreements, discussions or representations, oral or written, relating to the subject matter of this Stipulation, and/or the facts underlying the dispute between the Parties,. None of the Parties has made any representations upon which either Party have relied that are not contained in this Stipulation. None of the Parties is relying on an unstated assumption, premise or condition not contained in this Stipulation.

12.         Construction. It is understood that this Stipulation was negotiated and prepared by the Parties and their counsel as a combined effort designed to meet their desires and needs. This Stipulation shall be interpreted without regard to any presumption or rule requiring interpretation against the drafter or the Party causing this Stipulation to be prepared.

13.         No Modification or Waiver. No modification or waiver of any of the terms of this Stipulation shall be valid unless in writing and executed by all the Parties with the same formality as this Stipulation. No waiver of any breach hereof or default hereunder shall be deemed a waiver of any subsequent breach or default of the same or similar or dissimilar nature. No course of dealing or course of conduct shall be effective to amend, modify or change any provision of this Stipulation. Notwithstanding any applicable law, the terms of this Paragraph may not be waived by any course of dealing or course of conduct.

14.         Counterparts. The Parties agree that this Stipulation may be executed in counterparts and will become effective immediately upon execution by all the Parties, subject to exchange of signature pages and subject to the stipulations set forth above. Facsimile signatures shall be binding to the same extent as originals.

15.         Attorneys’ Fees. Each Party shall bear their own attorneys’ fees and costs. In any legal action or other proceeding arising out of or relating to this Stipulation, the prevailing Party shall be entitled to recover from the non-prevailing Party, as may be applicable, all of the attorneys’ fees and court costs incurred by the prevailing Party, with no exception, (including costs and fees incurred prior to the filing of any lawsuit, costs and fees incurred at the trial court and appellate court levels, and costs and fees incurred as a result of litigating entitlement to, or the amount of, any fees awarded under this Stipulation).

16.         Assignment. Neither Party shall transfer or assign any of its rights, remedies or obligations under this Stipulation without the prior written consent of the non-transferring/non-assigning Party, which consent shall not be unreasonably withheld.

17.         Notice. Any and all notices, demands or communications required or permitted to be given hereunder shall be in writing and sent by overnight mail to

xG at:	Richard L. Mooers
xG Technology, Inc.
240 South Pineapple Avenue
Suite 701
Sarasota, FL 34236

Copy to:	Bruce March, Esq., Kenneth A. Horky, Esq., Avi Benayoun, Esq.
401 East Las Olas Boulevard
Suite 2000
Fort Lauderdale, FL 33301

Treco at:

Copy to:

Or to such other addresses as any Party may hereafter provide to the other in writing as a notice of change of address. Each such notice, demand or other communication shall be effective upon receipt by any of the Parties’ recipients.

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[SIGNATURES APPEAR ON NEXT PAGE]

For xG

xG TECHNOLOGY, INC.

By:	/s/ Richard L. Mooers
Name:	Richard L. Mooers
Title:	Chairman

For Treco

TRECO INTERNATIONAL, S.A.

By:	/s/ Ceinwen Lloyd
Name:	Ceinwen Lloyd
Title:	CEO

EXHIBIT “A”

GENERAL RELEASE AND COVENANT NOT TO SUE

TRECO INTERNATIONAL, S.A. whose registered office is at Bahnhofstrasse 14, 8022 Zurich, Switzerland (“Treco”) and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, hereby give this release and covenant not to sue in favor of xG TECHNOLOGY, INC. whose address is at 240 South Pineapple Avenue, Suite 701, Sarasota, FL 34236 (“xG”).

1.          Unless otherwise specifically defined herein, all capitalized terms contained herein shall have the same meaning as set forth in that certain Confidential Settlement Stipulation and Release between the Treco and xG dated April 5, 2011 (the “Stipulation”).

2.          Release. Except for compliance with each of the obligations under the Stipulation, each of the Treco Parties, for themselves, and for their respective past, present and future representatives, legal representatives, heirs, attorneys, successors, assigns, predecessors, insurers, parents, partners, subsidiaries and affiliated organizations, and the officers, directors, shareholders, employees and partners of each of the foregoing, hereby unconditionally and irrevocably forever release, acquit and discharge and covenant not to sue xG, and any of its past, present and future representatives, legal representatives, attorneys, successors, assigns, predecessors, insurers, parents, partners, subsidiaries and affiliated organizations, and the officers, directors, shareholders, employees, and partners of each of the foregoing (all of whom are herein jointly and severally referred to as the “Released Parties”) from any and all claims, demands, actions, causes of action, suits, debts, costs, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, expenses and liabilities whatsoever, known or unknown, matured or unmatured, at law or in equity, irrespective of whether such claims arise out of contract, tort, violation of laws or regulations or otherwise, which any of the Treco Parties ever had or now have or may have in the future against the Released Parties, or any of them for, upon or by reason of any manner, cause or thing whatsoever from the beginning of the world to and including the date hereof including, without limiting the generality of the foregoing, arising out of, in connection with, or related in any manner to any claims, demands, actions or causes of action arising out of or in connection with any contracts, agreements, employment or business relationships of any kind whatsoever between any the Treco Parties, or any of them, and any of the Released Parties, or any of them including, without limitation, the Amended Agreement, Treco’s purchase and/or ownership of any shares in xG, and Ms. Lloyd’s employment, in any capacity whatsoever, by xG (collectively, the “Claims”).

3.          The Treco Parties hereby represent and warrant to the Released Parties that none of the Treco Parties have heretofore expressly or impliedly assigned, transferred, pledged, hypothecated, sold, conveyed or otherwise disposed of, for the benefit of creditors or otherwise, any of the Claims and that the Treco Parties are the sole owners and holders of the Claims.

4.          The Treco Parties represent and warrant that they have had the advice of counsel of their own choosing in negotiating, preparing, reviewing the final provisions of and executing this Release, and that they are fully aware of the contents and legal effects of this Release.

5.          This Release is accepted by the Released Parties pursuant to the Stipulation, and this Release shall not be construed as an admission of liability on the part of the Released Parties or any of the other Released Parties of any kind or nature whatsoever as to any matter.

6.          This Release shall be binding upon the Treco Parties and Treco Parties’ successors and assigns and shall inure to the benefit of the Released Parties and their successors and assigns.

7.          This Release and the Stipulation constitute the entire agreement among the parties with respect to the subject matter hereof. It is expressly understood and agreed that this Release may not be altered, amended, modified or otherwise changed in any respect whatsoever except by a writing duly executed by authorized Released Parties. This Release and the rights, duties, obligations and responsibilities of the parties hereto shall be governed by and construed in accordance with the internal laws and decisions of the State of Florida.

8.          This Release may be executed in counterparts, each of which shall be an original and be fully effective as to the party or parties signing the counterpart, but all such counterparts shall together constitute one instrument.

9.          In any action to enforce, defend or interpret this Release, the prevailing Party shall be entitled to recover from the non-prevailing Party all of the attorneys’ fees and court costs incurred by the prevailing Party, with no exception, (including costs and fees incurred prior to the filing of any lawsuit, costs and fees incurred at the trial court and appellate court levels, and costs and fees incurred as a result of litigating entitlement to, or the amount of, any fees awarded under this Stipulation).

10.         The Treco Parties hereby acknowledge that they have not relied upon any representation of any kind made by any of the Released Parties in making the foregoing release.

11.         The Treco Parties agree that if the Treco Parties (or any of them) hereafter commences, joins in, or in any manner seeks, relief through any suit arising out of, based upon, or relating to any of the Claims or in any manner asserts against such Released Parties, or any of them, any of the Claims, then the Treco Parties shall pay to such Released Parties, and each of them, in addition to any other damages caused to such Released Parties thereby, all attorneys’ fees incurred by such Released Parties in defending or otherwise responding to said suit or claim.

12.         The Treco Parties hereby irrevocably and unconditionally submit to the jurisdiction of the Circuit Court of the Seventeenth Judicial Circuit in and for Broward County, Florida, or the United States District Court for the Southern District of Florida, and further irrevocably and unconditionally stipulate and agree that such Court shall have jurisdiction to hear and finally determine any dispute, claim, controversy or action arising out of or connected (directly or indirectly) with this Release.

EXECUTED this 5th day of April, 2011.

WITNESS:	TRECO INTERNATIONAL, S.A.

Richard L. Mooers	By:	/s/ Ceinwen Lloyd
	Name:	Ceinwen Lloyd
Roger G. Branton	Title:	CEO

EXHIBIT “B”

GENERAL RELEASE AND COVENANT NOT TO SUE

xG TECHNOLOGY, INC. whose address is at 240 South Pineapple Avenue, Suite 701, Sarasota, FL 34236 (“xG”) in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, hereby give this release and covenant not to sue in favor of TRECO INTERNATIONAL, S.A. whose registered office is at Bahnhofstrasse 14, 8022 Zurich, Switzerland (“Treco”).

1.          Unless otherwise specifically defined herein, all capitalized terms contained herein shall have the same meaning as set forth in that certain Confidential Settlement Stipulation and Release between the Treco and xG dated April 5, 2011 (the “Stipulation”).

2.          Release. Except for compliance with each of the obligations under the Stipulation, each of xG, for itself, and for its respective past, present and future representatives, legal representatives, attorneys, successors, assigns, predecessors, insurers, parents, partners, subsidiaries and affiliated organizations, and the officers, directors, shareholders, employees and partners of each of the foregoing, hereby unconditionally and irrevocably forever releases, acquits and discharges and covenants not to sue the Treco Parties, or any of them, and any of their past, present and future representatives, legal representatives, heirs, attorneys, successors, assigns, predecessors, insurers, parents, partners, subsidiaries and affiliated organizations, and the officers, directors, shareholders, employees, and partners of each of the foregoing (all of whom are herein jointly and severally referred to as the “Released Parties”) from any and all claims, demands, actions, causes of action, suits, debts, costs, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, expenses and liabilities whatsoever, known or unknown, matured or unmatured, at law or in equity, irrespective of whether such claims arise out of contract, tort, violation of laws or regulations or otherwise, which any xG ever had or now has or may have in the future against the Released Parties, or any of them for, upon or by reason of any manner, cause or thing whatsoever from the beginning of the world to and including the date hereof including, without limiting the generality of the foregoing, arising out of, in connection with, or related in any manner to any claims, demands, actions or causes of action arising out of or in connection with any contracts, agreements, employment or business relationships of any kind whatsoever between any xG and any of the Released Parties, or any of them including, without limitation, the Amended Agreement, Treco’s purchase and/or ownership of any shares in xG, and Ms. Lloyd’s employment, in any capacity whatsoever, by xG (collectively, the “Claims”).

3.          xG hereby represents and warrants to the Released Parties that xG has not heretofore expressly or impliedly assigned, transferred, pledged, hypothecated, sold, conveyed or otherwise disposed of, for the benefit of creditors or otherwise, any of the Claims and that xG is the sole owner and holder of the Claims.

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4.          xG represents and warrants that it has had the advice of counsel of its own choosing in negotiating, preparing, reviewing the final provisions of and executing this Release, and that it is fully aware of the contents and legal effects of this Release.

5.          This Release is accepted by the Released Parties pursuant to the Stipulation, and this Release shall not be construed as an admission of liability on the part of the Released Parties or any of the other Released Parties of any kind or nature whatsoever as to any matter.

6.          This Release shall be binding upon xG and xG’s successors and assigns and shall inure to the benefit of the Released Parties and their successors and assigns.

7.          This Release and the Stipulation constitute the entire agreement among the parties with respect to the subject matter hereof. It is expressly understood and agreed that this Release may not be altered, amended, modified or otherwise changed in any respect whatsoever except by a writing duly executed by authorized Released Parties. This Release and the rights, duties, obligations and responsibilities of the parties hereto shall be governed by and construed in accordance with the internal laws and decisions of the State of Florida.

8.          This Release may be executed in counterparts, each of which shall be an original and be fully effective as to the party or parties signing the counterpart, but all such counterparts shall together constitute one instrument.

9.          In any action to enforce, defend or interpret this Release, the prevailing Party shall be entitled to recover from the non-prevailing Party all of the attorneys’ fees and court costs incurred by the prevailing Party, with no exception, (including costs and fees incurred prior to the filing of any lawsuit, costs and fees incurred at the trial court and appellate court levels, and costs and fees incurred as a result of litigating entitlement to, or the amount of, any fees awarded under this Stipulation).

10.         xG hereby acknowledges that the it has not relied upon any representation of any kind made by any of the Released Parties in making the foregoing release.

11.         xG agrees that if it hereafter commences, joins in, or in any manner seeks, relief through any suit arising out of, based upon, or relating to any of the Claims or in any manner asserts against such Released Parties, or any of them, any of the Claims, then xG shall pay to such Released Parties, and each of them, in addition to any other damages caused to such Released Parties thereby, all attorneys’ fees incurred by such Released Parties in defending or otherwise responding to said suit or claim.

12.         xG hereby irrevocably and unconditionally submits to the jurisdiction of the Circuit Court of the Seventeenth Judicial Circuit in and for Broward County, Florida, or the United States District Court for the Southern District of Florida, and further irrevocably and unconditionally stipulates and agrees that such Court shall have jurisdiction to hear and finally determine any dispute, claim, controversy or action arising out of or connected (directly or indirectly) with this Release.

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EXECUTED this 5th day of April, 2011.

FOR xG:

WITNESS:	xG TECHNOLOGY, INC.

Frederick Wahlman	By:	/s/ Richard L. Mooers
	Name:	Richard L. Mooers
Roger G. Branton	Title:	Chairman

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$2,000,000.00 US Dollars	October 10, 2011

CONVERTIBLE PROMISSORY NOTE

For value received, intending to be legally bound xG Technology, Inc. with offices at 240 South Pineapple Avenue, Suite 701, Sarasota, Florida 34236 ("xG") hereby issues a convertible promissory note to Treco International, S.A. located at Bahnhofstrasse 14 8022 Zurich, Switzerland, ("Treco"), in the principal amount of two million dollars ($2,000,000) (“Treco Note”).

1.          The principal amount of the Treco Note shall mature seven years (7) from the date of issuance, without notice or demand, at which point the entire unpaid principal balance of this Treco Note, together with all unpaid interest thereon, shall be due.

2.          The Treco Note shall bear nine percent (9%) simple interest, with payments of interest only semi-annually either in cash or shares of xG (at xG’s option).

3.          The Treco Note shall be convertible into shares of xG common stock at $1.00 per share.

4.          This Treco Note shall be governed by and construed and enforced in accordance with the substantive laws of the State of Florida.

5.          The provisions of this Treco Note are severable and the invalidity or unenforceability of any provision shall not alter or impair the remaining provisions of this Note.

IN WITNESS WHEREOF, xG has caused this Treco Note to be executed on the date first set forth above.

/s/ Roger G. Branton

By:	Roger G. Branton
Title:	CFO

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